Property Leasing Agreement

Landlord: Zhuhai City Xiangzhou District Meihua Street Office

Tenant:Zhuhai Tengda Business Hotel Co., Ltd.

The Landlord and the Tenant are entering into the following terms of agreement under the Contract Laws of the People Republic of China:

Section1: Leased Property

(1)	Name: The whole 8-storied building of Phoenix Plaza, No.29, Bitao Road, Xiangzhou District, Zhuhai City
(2)	Facilities: machine room, elevator and machine room, water pumps, basic renovation of each floor and each room, water and electricity equipments.
(3)	Status: Good condition

Section 2: Leasing Term

The term of lease is 10 years, from November 1, 2010 to October 31, 2020.

Upon the end of the lease term, Landlord has right to take back the property and the tenant shall return it upon Landlord’s request.

If Tenant desires to renew the lease, it shall notify Landloard with a 3 month written notice. Tenant has the right to first refusal under the same terms.

Section 3: Use of Property

The leased Property is used to operate hotel.

Section 4: Rent and Payment

(1)	Rent:

Monthly Rent:	RMB
from November 1, 2010 to August 31, 2011	50,000.00
from September 1, 2011 to August 31, 2014	53,333.00
from September 1, 2014 to August 31, 2017	56,666.00
from September 1, 2017 to October 1, 2020	59,999.00

Tenant shall not delay the payment of rent.

(2)	Tenant shall pay the rent by the 10th day of each month.
(3)	Tenant may pay rent by cash or bank wire.

Section 5: Deposit and Other Fees

(1)	Tenant shall pay RMB 200,000 Yuan to Landlord as deposit within 5 days of the entry of this agreement.
(2)	Landlord shall issue receipt to Tenant when receiving the deposit.
(3)	Upon the end of the term, the deposit shall be refunded to Tenant, less the deduction for any fee responsible by Tenant.
(4)	Tenant pays all utilities during the lease term.

Section 6: Delivery of Possession

(1)	Tenant has already started the use of the Property and the delivery is completed.
(2)	Tenant shall use the property properly and shall pay any damages to the building.
(3)	Tenant shall obtain Landlord approval for any alteration and renovation that might affect the structure.
(4)	Tenant pays for the maintenance of the building.
(5)	Tenant shall notify Landlord of any damage caused by the factors beyond control.
(6)	Tenant shall register any business entity using the name of the property
(7)	Tenant shall use the property and operate the business in compliance with the laws and rules.

Section 7: Transfer of Property and Sublease

(1)	Landlord has right to transfer the ownership of property and the lease agreement remain effective.
(2)	Tenant shall not sublet the property without Landlord’s consent.
(3)	If Landlord decides to transfer the ownership of property, Tenant has the right to first refusal under same condition.

Section 8: Amendment and Termination

(1)	Both parties may terminate the agreement upon mutual consent.
(2)	Tenant may terminate the agreement if:
  The property is not in the condition set forth under this agreement.
  Landlord does not deliver possession on time.
(3)	Landlord may terminate agreement if:
  Tenant fails to pay rent on time.
  Tenant sublets the property without Landlord’s consent.
  Tenant changes the structure of the property without Landlord’s consent.
  Tenant fails to repair the damages.
  Tenant does not use the property pursuant to this agreement.
  Tenant conducts illegal activities in the property.
  Tenant owes more than 2 months rent.
  Tenant registers business entities using the name of the property.

Section 9: Re-possession of Property and Inspection

Upon the end of the term, the Tenant shall deliver the property in good condition back to Landlord and Landlord has the right to inspect the building.

Section 10: Breach of Agreement-Landlord

If Landlord breaches the agreement and take back the property before the end of the term, Landlord shall pay the damage equal to two times of the rents for the remaining period of the term.

Section 11: Breach of Agreement-Tenant

Landlord may keep the deposit if Tenant

(1)	sublets the property without landlord’s consent
(2)	change the structure of the property without landlord’s consent
(3)	does not use the property pursuant to this agreement or conducts illegal activities in the property
(4)	owes more than 2 months rent

If Tenant terminates the lease without cause and without landlord’s consent, Landlord will keep the deposit.

If Tenant does not surrender the property at the end of the term, Tenant shall pay the damage equal to two times of the rents for the overstayed period.

Section 12: Factors Beyond Control.

Tenant is not liable for damaged caused by the factors beyond control such as natural disaster or government possession.

Section 13: Supplement

Both parties may enter into supplemental agreement for any undiscussed matters.

Section 14. Dispute Resolution

Both parties shall negotiate for any dispute and may file lawsuit if negotiation fails.

Section 15. Effectiveness

The Agreement becomes effective upon the affix of seals by both parties.

Seal and Signature:

Landlord: Zhuhai City Xiangzhou District Meihua Street Office.

Tenant: Zhuhai Tengda Business Hotel Co., Ltd.